Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. § 1350, and accompanies the quarterly report on Form 10-Q for the quarter ended September 30, 2016 (the "Form 10-Q") of Community Shores Bank Corporation (the "Issuer").

I, Tracey A. Welsh, Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Issuer, certify that to my knowledge:

(i)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934; and

(ii)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Issuer.

Dated: November 14, 2016

/s/ Tracey A. Welsh
Tracey A. Welsh
Senior Vice President, Chief Financial Officer, Secretary and Treasurer